                                                                   EXHIBIT 10.12

                      INDUSTRIAL/COMMERCIAL LEASE AGREEMENT
                               MULTI TENANT - NET
                                 (ONE VIPER WAY)

      THIS INDUSTRIAL/COMMERCIAL LEASE AGREEMENT MULTI TENANT - NET ("Lease") dated as of July 14, 2003, by and between GREENE PROPERTIES, INC. a California corporation ("Landlord") and DIRECTED ELECTRONICS, INC., a California corporation ("Tenant").

                                    RECITALS:

      A. Tenant is the current and sole occupant of the Premises described below pursuant to that certain American Industrial Real Estate Association Standard Industrial/Commercial Single Tenant Lease - Net, dated December 7, 1999 ("Current Lease").

      B. Landlord and Tenant, concurrently herewith, are entering into that certain Lease Termination Agreement, which provides that the Current Lease shall terminate as of the Commencement Date of this Lease.

      C. Landlord and Tenant desire to enter into this Lease to provide for Tenant's continued occupancy of the Premises on the terms and conditions set forth herein.

                                   WITNESSETH:

      1. PRINCIPAL TERMS. Capitalized terms, first appearing in quotations in this Section, elsewhere in the Lease or any Exhibits, are definitions of such terms as used in the Lease and Exhibits and shall have the defined meaning whenever used.

            1.1 "PREMISES": The real property legally described on Exhibit "A", which is located at common address of One Viper Way, Vista, California, together with the "Building" (as such terms is defined in Section 1.2 below) and all other improvements now or hereafter located thereon. The Premises shall not include the area of the Building shown on Exhibit "B" and labeled "Suite B" ("Suite B"), which consists of approximately 9,420 square feet of floor area on 2 floors. Landlord shall at all times retain possession of Suite B and shall have the right to occupy or to lease Suite B to third parties, which right shall include the non-exclusive right in favor of Landlord, such third parties, and each of their respective employees, suppliers, shippers, customers, contractors and invitees, to use all areas and facilities outside the Building on a non-exclusive basis including, but not limited to, all parking areas (with the exception of those parking spaces designated for the exclusive use of Tenant), loading and unloading area, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas ("Common Areas").

            1.2 "BUILDING": The building generally depicted on Exhibit "B", containing approximately 102,800 square feet of floor area as of the date of this Lease plus the "Building Expansion Area" (as such term is defined in the Construction Agreement attached hereto) to consist of approximately 48,840 square feet of floor area for a combined floor area of approximately 151,640 square feet of floor area. Landlord's space planner or architect shall certify to Tenant, upon completion of construction by Landlord of the Building Expansion Area,

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the approximate square footage of the Building. If Landlord's space planner or architect determines that the square footage of the Building is different from that stated herein, all "Rent" (as that term is defined in Section 4 below) that is based on that incorrect amount shall be modified in accordance with that determination. If that determination is made, Landlord to Tenant shall confirm it in writing by way of amendment to this Lease.

            1.3 "CONSTRUCTION PERIOD": The period commencing on the Commencement Date and ending on the last day of the month in which Landlord delivers possession of the "Building Expansion Area" to Tenant "Ready For Occupancy" as such terms are defined in the Construction Agreement attached hereto. The target date for delivery of the Building Expansion Area to Tenant Ready for Occupancy is September 1, 2003 (the "Target Delivery Date").

            1.4 "INITIAL TERM": 126 full calendar months following the Commencement Date.

                  "COMMENCEMENT DATE": July 1, 2003

                  "EXPIRATION DATE": December 31, 2013

            1.5   "BASE RENT":

                      Period                            Monthly
--------------------------------------------------    -----------
From the Commencement Date until Expiration of the    $078,566.00
Constriction Period

From expiration of the Construction Period until      $103,963.00
12/31/03

01/01/04-12/31/04                                     $106,320.00
01/01/05-12/31/05                                     $109,509.00
01/01/06-12/31/06                                     $112,793.00
01/01/07-12131/07                                     $116,177.00
01/01/08-12/31/08                                     $119,662.00
01/01/09-12/31/09                                     $123,252.00
01/01/10-12/31/10                                     $126,949.00
01/01/11-12/31/11                                     $129,488.00
01/01/12-12/31/12                                     $132,078.00
01/01/13-12/31/13                                     $134,720.00

Option Term                                           $134,720.00

            1.6   "DEPOSIT": $103,963.00

            1.7 "PERMITTED USE": General office, light assembly, warehouse and distribution facility.

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            1.8   "GUARANTOR(S)": N/A

            1.9   LANDLORD'S NOTICE ADDRESS

                  GREENE PROPERTIES, INC.
                  P.O. Box 1388, Vista, CA 92085
                  Attn: Property Manager

            1.10  RENT PAYMENT ADDRESS:

                  GREENE PROPERTIES, INC.
                  P.O. Box 1388, Vista, CA 92085
                  Attn: Property Manager

            1.11  LANDLORD'S TAX I.D.: 33-0868532

            1.12  TENANTS NOTICE ADDRESS:

                  DIRECTED ELECTRONICS, INC.
                  One Viper Way
                  Vista, CA 92081
                  Attn: President

            1.13  TENANT'S TAX I.D.: 33-0157199

            1.14  LANDLORD'S BROKER: N/A

            1.15  TENANT'S BROKER: N/A

            1.16  ATTACHMENTS: [check if applicable]

                  [X]   Addendum

                  [X]   Construction Agreement

                  [X]   Exhibit "A"- Legal Description of the Premises

                  [X]   Exhibit "B" - Site Plan of the Building/Premises

                  [X]   Exhibit "C" - Commencement Certificate

                  [ ]   Exhibit "D"- Guaranty

      2. GENERAL COVENANTS. Tenant covenants and agrees to pay Rent and to perform the obligations hereafter set forth and in consideration therefor Landlord hereby leases to Tenant the Premises, including the Building Expansion Area, together with the non-exclusive right to use, in common with others, the Common Areas, for the Term of the Lease.

      3. TERM. The Initial Term of the Lease commences at 12:01 am. on the Commencement Date and terminates at 12:00 midnight on the Expiration Date (the Initial Term together with any extensions thereof is herein referred to as the "Term"), unless sooner terminated as hereinafter provided.

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

      4. RENT. Subject to the provisions below, commencing on the Commencement Date and on the first day of each month thereafter, Tenant shall pay Base Rent in the amount stated in Section 1.5, in advance without notice (all amounts, including Base Rent, to be paid by Tenant pursuant to this Lease as the context requires are sometimes referred to collectively as "Rent(s)"). Rents shall be paid without set off, abatement, or diminution, at the address set forth in Section 1.10, or at such other place as Landlord from time to time designates in writing, unless otherwise provided herein. Tenant shall prepay the first month's Base Rent upon the execution hereof, which shall be credited against such amount as of the date that Tenant's rental obligations commence.

      5.    EXPANSION OF THE BUILDING.

            5.1 As partial consideration for Tenant's agreement to enter into this Lease, Landlord shall expand the Building substantially in accordance with this Lease and the "Plans and Specifications" defined in the construction agreement attached hereto (the "Construction Agreement"). As used herein, "Initial Building Condition" means the Building in its "AS IS" condition as modified by all work to be performed by Landlord at its expense during the Construction Period in accordance with the Construction Agreement. Except as provided in this Lease or the Construction Agreement, Landlord has no obligation for expansion or remodeling of the Building, and Tenant accepts the Building in its "AS-IS" condition on the Commencement Date. Landlord and Tenant agree to execute a commencement certificate in the form attached as Exhibit "C", setting forth the Commencement Date, Expiration Date and the date the Building Expansion Area were delivered to Tenant Ready for Occupancy.

            5.2 Landlord will exercise reasonable and diligent efforts to deliver possession of the Building Expansion Area to Tenant Ready for Occupancy on or before the Target Delivery Date. If Landlord is unable to deliver the Building Expansion Area to Tenant Ready for Occupancy on or before the Target Delivery Date (i) this Lease shall not be void or voidable, (ii) Landlord will not be liable to Tenant for any resultant loss or damage except for the liquidated damages Tenant may be entitled to as specified below, and (iii) unless Landlord's inability to deliver possession of the Building Expansion Area Ready for Occupancy on the Target Delivery Date due to an Event Force Majeure (as such term is defined in Section 27.21 below) or delay's caused by Tenant, its agents or employees, Landlord shall credit the first installment(s) of Base Rent due under this Lease in an amount equal to Two Thousand Five Hundred Dollars ($2,500.00) for each day Landlord is delayed in delivering the Building Expansion Area to Tenant Ready for Occupancy beyond the Target Delivery Date for a period not to exceed 60 days. The foregoing credit against Base Rent shall be deemed liquidated damages in accordance with California Civil Code Sections 1671 and 1677.

      TENANT'S ACTUAL DAMAGES IN THE EVENT THE EXPANSION PREMISES ARE NOT DELIVERED TO TENANT READY FOR OCCUPANCY ON OR BEFORE THE TARGET DATE ARE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY SEPARATELY SIGNING BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE CREDIT AGAINST BASE RENT DESCRIBED IN THE PRECEDING PARAGRAPH HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF TENANT'S DAMAGES AND NOT A PENALTY, AND SHALL BE TENANT'S SOLE AND EXCLUSIVE REMEDY AGAINST

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LANDLORD ARISING FROM A FAILURE OF LANDLORD TO DELIVER POSSESSION OF THE
PREMISES READY FOR OCCUPANCY ON OR BEFORE THE TARGET DATE. BY THEIR SEPARATELY SIGNING BELOW, LANDLORD AND TENANT ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED TEE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

TENANT                                       LANDLORD

DIRECTED ELECTRONICS, INC.,                  GREENE PROPERTIES, INC.,
a California corporation                     a California corporation


By: /s/ James E. Minarik                     By: /s/ Darrell E. Issa
    _________________________________            _______________________________
    Print Name:  James E. Minarik                Print Name:  Darrell E. Issa
                 ____________________
    Print Title: President and CEO               Print Title: President
                 ____________________


By: _________________________________
    Print Name:  ____________________
    Print Title: ____________________

            5.3 Except as provided in the Construction Agreement, taking possession of the Premises (and the Building Expansion Area) by Tenant is conclusive evidence that the Premises (and the Building Expansion Area) are in the condition agreed between Landlord and Tenant and acknowledgment by Tenant of satisfactory completion of any work, which Landlord has agreed to perform.

      6. QUIET ENJOYMENT. Landlord covenants and agrees that so long as an Event of Default has not occurred, Tenant is entitled to the quiet enjoyment and peaceful possession of the Premises subject to the provisions of this Lease. Landlord shall under no circumstances be held responsible for restriction or disruption of access to the Premises from public streets caused by construction work or other actions taken by governmental authorities or any other cause not within Landlord's direct control, and such circumstances shall not constitute a constructive eviction of Tenant nor give rise to any right of Tenant against Landlord. This covenant of quiet enjoyment is in lieu of any covenant of quiet enjoyment provided or implied by law, and Tenant waives any such other covenant to the extent broader than the covenant contained in this Section.

      7. DEPOSIT. Tenant has deposited and will keep on deposit at all times during the Term with Landlord the Deposit as security for the payment and performance of Tenant's obligations under this Lease. If, at any time, Tenant defaults in the performance of any terms of this Lease, Landlord has the right to use the Deposit, or so much thereof as necessary, in payment of Rent, in reimbursement of any expense incurred by Landlord, and in payment of any damages incurred by Landlord by reason of such default. In such event, Tenant shall on demand of Landlord forthwith remit to Landlord a sufficient amount in cash to restore the Deposit to the original amount. If the entire Deposit has not been utilized, the remaining amount will be refunded to Tenant or to whoever is then the holder of Tenant's interest in this Lease, without

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interest, within 30 days after full performance of this Lease by Tenant. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code, and all other provisions of law, now or hereafter enforced, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the acts of omissions of Tenant or Tenant's Agents. Landlord may commingle the Deposit with other funds of Landlord. Landlord shall deliver the Deposit to any successor in interest of Landlord's interest in the Premises, whether by sale, assignment, death, appointment of receiver or otherwise, and provide written notice to Tenant of such delivery and the location at which the Deposit is being held whereupon Landlord shall be discharged from further liability therefor. Tenant agrees that if a Mortgagee succeeds to Landlord's interest in the Premises by reason of foreclosure or deed in lieu of foreclosure, Tenant has no claim against the Mortgagee for the Deposit or any portion thereof unless such Mortgagee has actually received the same from Landlord; Tenant waives any right under California Civil Code Section 1950.7 or any similar or successor law to the collection of any Deposit from any such Mortgagee or any purchaser at a foreclosure sale of such Mortgagee's interest unless such Mortgagee or such purchaser shall have received and not refunded the Deposit. If claims of Landlord exceed the Deposit, Tenant shall remain liable for the balance.

      8. CHARACTER OF OCCUPANCY. Tenant shall occupy the Premises for the Permitted Use. Tenant, at Tenant's expense, shall comply with all applicable federal, state, city, quasi-governmental and utility provider laws, codes, rules, aid regulations now or hereafter in effect ("Applicable Laws") which impose any duty upon Landlord or Tenant arising from Tenant's use and occupancy of the Premises, provided, however, that Tenant shall have no obligation for non-compliance with respect to the Building Expansion Area arising prior to the date possession of the Building Expansion Area is delivered to Tenant. Tenant represents, warrant and covenants to Landlord that:

                  (1) Tenant and the Premises will remain in compliance with all Applicable Laws (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subsection (6) (f) below all as amended and modified from time to time (collectively, "Environmental Laws"). Tenant will obtain and comply with all governmental permits relating to the use or operation of the Premises required by applicable Environmental Laws. Tenant will conduct and complete all investigations, studies, sampling, and testing procedures and all remedial, removal, and other actions necessary to clean up and remove all hazardous materials on, from or affecting the Premises which arise from Tenant's use or occupancy of the Premises in accordance with a applicable Environmental Laws.

                  (2) Tenant will not permit to occur any release, generation, manufacture, storage, treatment, transportation, or disposal of "hazardous material," as that term is defined in subsection (6) below, on, in, under, or from the Premises. Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any hazardous material has been or is threatened to be released, discharged, disposed of, transported, or stored on, in, under, or from the Premises; and if any hazardous material is found on the Premises, Tenant, at its own cost and expense, will immediately take such action as is necessary to certain

                                    6 of 27
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the spread of and remove the hazardous material in accordance with all
Environmental Laws. This paragraph (2) shall not apply to any release, generation, manufacture, storage, treatment, transportation or disposal of "hazardous material" which does not arise out of Tenant's use and occupancy of the Premises. Tenant shall not be liable or be responsible for any spill, deposit, emission, disposal, release, generation, transportation, leakage, handling, management, storage, potential or actual impacts or contamination by any hazardous material on the Premises that occurred before, and may continue during, Tenant's occupancy of the Premises or which does not arise out of Tenant's use or manner of use of the Premises.

                  (3) Tenant will immediately notify Landlord and provide copies upon receipt of all written complaint claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Laws. Tenant will promptly supply Landlord with copies of all notices, reports, correspondence, and submissions made by Tenant to the United States Environmental Protection Agency, the United States Occupational Safety and Health Administration, and any other local, state, or federal authority which requires submission of any information concerning environmental matters or hazardous wastes or substances pursuant to Environmental Laws. Tenant will promptly cure and have dismissed with prejudice any such actions and proceeding arising out of Tenant's use and occupancy of the Premises. Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Law arising out of Tenant's use and occupancy of the Premises. Tenant will promptly notify Landlord of any liens threatened or attached against the Premises pursuant to any Environmental Law. If such a lien is filed against the Premises, then, within the earlier of 20 days or 5 days less than the period to remove the liens set forth in any underlying mortgage or lease from the date that the lien is placed against the Premises, and before any governmental authority commences proceedings to sell the Premises pursuant to the Lien, Tenant will either (x) pay the claim and remove the lien from the Premises or (y) furnish either (i) a bond or cash deposit reasonably satisfactory to Landlord and Landlord's insurance company in an amount not less than the claim from which the lien arises; or (ii) other security satisfactory to Landlord to and to any superior mortgagee or lessee in an amount not less than that which is sufficient to discharge the claim from which the lien arises.

                  (4) Landlord and Landlord's agents, servants, and employees including, without limitation, legal counsel and environmental consultants and engineers retained by Landlord, may (but without the obligation or duty so to do), at any time and from time to time, on not less than 10 business days' notice to Tenant (except in the event of an emergency in which case no notice will be required), inspect the Premises to determine whether Tenant is complying with Tenant's obligations set forth in this section, and to perform environmental inspections and sampling, during regular business hours (except in the event of an emergency) or during such other hours as Landlord and Tenant may agree. If Tenant is not in compliance, Landlord will have the right, in addition to Landlord's other remedies available at law and in equity, to enter upon the Premises immediately and take such action as Landlord in its sole judgment deems appropriate to remediate any actual or threatened contamination caused by Tenant's failure to comply. Landlord will use reasonable efforts to minimize interference with Tenant's business but will not be liable for any interference caused by Landlord's entry and remediation efforts. Upon completion of any sampling or testing Landlord will (at Tenant's expense if Landlord's actions are a result of Tenant's default under this section) restore the affected area of the Premises from any damage caused by Landlord's sampling and testing.

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                  (5)   Tenant shall, within 60 days after written notice
thereof by Landlord, take such actions as may be reasonably necessary to comply with Environmental Laws, provided however if such compliance cannot be reasonably completed within 60 days, then Tenant shall commence such reasonably necessary actions within such period of time and thereafter diligently proceed to comply will all requirement of such governmental authority. If Tenant fails to timely take or diligently or expeditiously proceed to complete in a timely fashion any such action, then, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any hazardous materials from the Premises. The costs of hazardous materials removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court has ordered the cleanup, and such costs shall become due and payable on demand by Landlord. Tenant will give Landlord, its agents, and employee's access to the Premises to remove or otherwise clean up any hazardous material. Landlord, however, has no affirmative obligations to remove or otherwise clean up any hazardous material, and this Lease will not be construed as creating any such obligation.

                  (6) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost), and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (excluding consequential damages), disbursements, or expenses of any kind (including attorneys and experts fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from or out of Tenant's use or occupancy of the Premises and:

                        (a) the release of any hazardous material on, in, under, or affecting all on any portion of the Premises by Tenant or any of its agents, servants, and employees;

                        (b) any misrepresentation, inaccuracy or breach of any warranty, covenant, or agreement by Tenant contained or referred to in this section;

                        (c) any violation or claim of violation by Tenant of any Environmental Law; or

                        (d) the imposition of any lien for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material by Tenant or any of its agents, servants, and employees. This indemnification is the personal obligation of Tenant and will survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under CERCLA, as that term is defined in subsection (f), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Landlord is strictly liable under any such law, regulation, ordinance, or requirement, Tenant's obligation to Landlord under this indemnity will likewise be without regard to fault on the part of Tenant with respect to the violation or condition that result in liability to Landlord.

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                        (e) The provisions of this Section will be in addition
to any and all obligations and liabilities Tenant may have to Landlord at common law, and will survive this Lease.

                        (f) For purposes of this Lease, "hazardous material" means (i) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S. Section 9601 et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, all as amended and amended after this date (ii) "hazardous wastes, as that term is defined by the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. Section 6901 et seq.. as amended and amended after this date; (iii) any pollutant or contaminants or hazardous, dangerous, or toxic chemicals, materials, or substances with in the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended or amended after this date, (iv) crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (61 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 et seq., as amended and amended after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

                  (7) As an inducement to Tenant to enter into this Lease, Landlord represents and warrants to Tenant that, except as previously disclosed in writing:

                        (a) During any and all previous periods of ownership of the Building and Premises by Landlord, Landlord has received no notice, directive, violation, report or action by any local, state or federal department or agency concerning Environmental Laws or regulations, which has not been disclosed by Landlord to Tenant and remedied in accordance with such laws or regulations;

                        (b) To Landlord's current actual knowledge and without any duty to investigate, there are no soil or geological conditions, which might impair or adversely affect the current use or future plans for use of the Building or Premises by the Tenant;

                        (c) Any business and operations of Landlord on the Building or Premises will at all times be conducted in compliance in all material respects with all applicable federal, state, local or foreign laws, ordinances, regulations, orders and other requirements of governmental authorities with respect to matters relating to the environment;

                        (d) There has been no spill, discharge, release, cleanup or contamination of or by any hazardous or toxic waste or substance used, generated, treated, stored, disposed of or handled by Landlord at the Building or Premises;

                        (e) As of the Commencement Date, no underground storage tanks are located at, on or under the Premises;

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      9.    MAINTENANCE, ALTERATIONS AND REENTRY BY LANDLORD.

            9.1 Except as may be set forth in the Construction Agreement and this Lease, Landlord shall have no obligation to make any improvements or repairs to the Premises during the Term.

            9.2 Landlord or Landlord's agents may at all reasonable times and, except in the case of an emergency, upon reasonable prior notice enter the Premises for examination and inspection, or to perform, if Landlord elects, any obligations of Tenant which Tenant fails to perform or such cleaning, maintenance, janitorial services, repairs, replacements, additions, or alterations as Landlord deems necessary for the safety, improvement, or preservation of the Premises or as required by Applicable Laws. Furthermore, not more than once every 2 years following the Commencement Date Landlord shall have the right, at Landlord's sole cost and expense, to engage a licensed property inspection firm of Landlord's choice to inspect the Premises to ensure Tenant's compliance with its maintenance and repair obligations as set forth in Section 10 below. Landlord or Landlord's agents may also show the Premises to prospective tenants, purchasers and Mortgagees. Any such reentry pursuant to this Section 9.2 does not constitute an eviction or entitle Tenant to abatement of Rent.

      10.   ALTERATIONS, MAINTENANCE AND REPAIRS BY TENANT.

            10.1 Tenant shall not make any alterations to the Premises during the Term, including installation of equipment or machinery, which requires modifications to the structural, mechanical or electrical systems of the Building (collectively "Alterations") without in each instance first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld; provided however, that this shall not include the moving of any non load bearing partition walls, minor plumbing, minor electrical work, minor modification or rearrangement of fixtures or any other minor changes. Landlord's consent or approval of the plans, specifications and working drawings for any Alterations shall not constitute any warranty or representation by Landlord (and shall not impose any liability on Landlord) as to their completeness, design sufficiency, or compliance with Applicable Laws. Tenant shall at its cost: pay all engineering and design costs incurred by Landlord as to all Alterations, obtain all governmental permits and approvals required, and cause all Alterations to be completely in compliance with Applicable Laws and requirements of Landlord's insurance. All such work relating to Alterations shall be performed in a good and workmanlike manner, using new materials and equipment at least equal in quality to the Initial Building Condition. All Alterations, repair and maintenance work performed by Tenant shall be done at Tenant's expense. Tenant shall deliver to Landlord prior to commencement certificates issued by insurance companies qualified to do business in the state in which the Premises are located, evidencing that the necessary worker's compensation, public liability insurance, and property damage insurance (in amounts, with companies and on forms reasonably satisfactory to Landlord) are in force and maintained by all contractors and subcontractors engaged to perform such work. All liability policies shall name Landlord, Building Manager, and Mortgagee as additional insureds. Each certificate shall provide that the insurance may not be cancelled or modified without 10 days' prior written notice to Landlord and Mortgagee. Landlord also has the right to post notices in the Premises in locations designated by Landlord stating that Landlord is not responsible for payment for such work and containing such other information as Landlord deems necessary. At no expense to Landlord,

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Landlord shall reasonably cooperate with Tenant in securing building and other permits or authority required from time to time for any work permitted hereunder by Tenant.

            10.2 All Alterations, excluding moveable partitions and paneling, cubicles, and other movable office furniture not attached to the Building purchased by Tenant, are deemed a part of the real estate and the property of Landlord and remain upon and be surrendered with the Premises at the end of the Term, whether by lapse of time or otherwise, unless Landlord notifies Tenant no later than 30 days prior to the end of the Term that it elects to have Tenant remove all or part of such Alterations, and in such event, Tenant shall at Tenant's expense promptly remove the Alterations specified and restore the Premises to the condition which existed as of the Commencement Date, reasonable wear and tear excepted.

            10.3 Tenant shall keep the Premises and the Building (excluding the interior portions of Suite B, utility connections and HVAC equipment exclusively servicing Suite B, and doors and plate glass windows associated therewith, which shall be the sole responsibility of Landlord), including but not limited to, all equipment or facilities such as plumbing, heating, ventilating, air-conditioning, electrical, lighting, fire protection systems, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located on the Premises, in good order, condition, and repair, loss by fire or other casualty or ordinary wear excepted. Tenant shall further keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity of the Building, including, when necessary, repainting the exterior of the Building. If the HVAC equipment, fire extinguishing systems, including fire alarm and smoke detection, landscaping and irrigation systems, roofs, driveways and parking lots, and utility feeder lines cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such items, then such item shall be replaced by Landlord, and the cost thereof shall be prorated between Landlord and Tenant, and Tenant shall only be obligated to pay, each month during the remainder of the Term, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of useful life of such item as specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Landlord's accountants), with Tenant reserving the right to prepay its obligations at anytime.

      Landlord shall reimburse Tenant, on an annual basis and within 30 days written notice thereof by Tenant to Landlord, for "Suite B's Pro Rata Share" of
(i) costs paid by Tenant to maintain, repair, and illuminate the Common Areas and (ii) costs paid by Tenant to maintain and repair the Building, including the central heating and air conditioning system, roof and structural components of the Building (collectively, "Common Area Costs"). In no event shall Common Area Costs include costs incurred by Tenant for maintenance, repair, or illumination of any portion of the Building occupied exclusively by Tenant or for services and utilities exclusively servicing any such portion of the Building. Upon Landlord's request, Tenant shall provide Landlord with a detailed breakdown of such costs together with copies of such supporting documentation as Landlord may reasonably request. Landlord and Tenant agree that as of the Commencement Date, "Tenant's Pro Rata Share" means 94.2% and "Suite B's Pro Rata Share"

                                    11 of 27
means 5.8%. If Tenant, at any time during the Term, leases additional space in the Building or if the floor area of the Building is adjusted, Suite B's Pro Rata Share and Tenant's Pro Rata Share shall be recomputed by Landlord based upon the relative floor area of each in relation to the total floor area of the Building.

      11. MECHANICS' LIENS. Tenant shall pay for all work done on the Premises by Tenant or at its request (other than the Initial Building Condition) of a character which may result in liens on Landlord's or Tenant's interest and Tenant will keep the Premises free of all construction liens, and other liens on account of such work. Tenant indemnifies, defends, and saves Landlord and all Mortgagees harmless from all liability, loss, damage, or expenses, including attorneys' fees, on account of any claims of laborers, materialmen or others for work performed or for materials or supplies furnished to Tenant or persons claiming under Tenant. If any lien is recorded against the Premises or any suit affecting title thereto is commenced as a result of such work, or supplying of materials, Tenant shall cause such lien to be removed of record within 10 days after notice from Landlord. If Tenant desires to contest any claim, Tenant must furnish Landlord adequate security of at least 150% of the amount of the claim, plus estimated costs and interest and, if a final judgment establishing the validity of any lien is entered, Tenant shall immediately pay and satisfy the same. If Tenant fails to proceed as aforesaid, Landlord may pay such amount and any costs, and the amount paid, together with reasonable attorneys' fees incurred, shall be immediately due Landlord upon notice.

      12.   SUBLETTING AND ASSIGNMENT.

            12.1 Tenant shall not sublet any part of the Premises nor assign or otherwise transfer this Lease or any interest herein (sometimes referred to as "Transfer," and the subtenant or assignee may be referred to as "Transferee") without the consent of Landlord first being obtained, which consent will not be unreasonably withheld provided that: (1) Tenant complies with the provisions of
Section 12.3; (2) the Transferee is engaged in a business and the portion of the Premises will be used for the Permitted Use in a manner which is in keeping with the then standards of the Building; (3) the Transferee has reasonable financial worth in light of the responsibilities involved; (4) Tenant is not in default at the time it makes its request; and (5) the Transferee is not a governmental or quasi-governmental agency. Without limiting the generality of the foregoing, Tenant may consolidate with or merge into any other corporation, partnership or limited liability company, convey or transfer all or substantially all of its assets to any other corporation, partnership or limited liability company or permit any other corporation, partnership or limited liability company to consolidate with or merge into it upon condition that: (i) the resulting corporation, partnership or limited liability company which results from such consolidation or merger or transferee to which such sale shall have been made (the "Surviving Entity") is organized or formed under the laws of any State of the United States, and the Surviving Entity shall have a positive net worth, computed in accordance with generally accepted accounting principles, consistently applied at least equal to the positive net worth of Tenant on the day immediately preceding such consolidation, merger or transfer, and (ii) the Surviving Entity shall expressly and unconditionally assume by written agreement to perform all such obligations of the Tenant hereunder and shall be obligated to perform all such obligations of the Tenant hereunder to the same extent as if the Surviving Entity had originally executed and delivered this Lease.

                                    12 of 27

            12.2 Following any Transfer in accordance with this Section 12, Landlord may, after default by Tenant, collect rent from the Transferee or occupant and apply the net amount collected to the Rent, but no Transfer or collection will be deemed an acceptance of the Transferee or occupant as Tenant or release Tenant from its obligations. Consent to a Transfer shall not relieve Tenant from obtaining Landlord's consent to any other Transfer. Notwithstanding Landlord's consent to a Transfer, Tenant shill continue to be primarily liable for all obligations of Tenant under this Lease. If Tenant collects any rent or other amounts from a Transferee in excess of the Rent for any monthly period, Tenant shall pay Landlord one-half of the excess monthly, as and when received.

            12.3 Tenant must notify Landlord at least 6 days prior to the desired date of the Transfer ("Tenant's Notice"). Tenant's Notice shall describe the portion of the Premises to be transferred and the terms and conditions. Landlord agrees to provide or withhold consent to any Transfer within 30 days after receipt of Tenant's Notice, provided that Tenant has delivered the information required by this Section. Landlord's failure to provide or withhold consent within such 30-day period shall be deemed consent to Tenants request.

            12.4 All documents utilized by Tenant to evidence a Transfer are subject to approval by Landlord, which approval shall not be unreasonably withheld. Tenant shall pay Landlord's expenses, including reasonable attorneys' fees, which shall not exceed $2,500.00, of determining whether to consent and in reviewing and approving the documents. Tenant shall provide Landlord with such information as Landlord reasonably requests regarding a proposed Transferee, including financial information.

            12.5 If a trustee or debtor in possession in bankruptcy is entitled to assume control over Tenant's rights under this Lease and assigns such rights to any third party notwithstanding the provisions hereof, such assignee shall deposit with Landlord, as security for the timely payment of Rent and for the performance of all other obligation of Tenant under this Lease, an amount equal to three (3) monthly installments of Rent. If Landlord is entitled under the Bankruptcy Code to "Adequate Assurance" of future performance of this Lease, the parties agree that such term includes the following:

                  (1) Any assignee must demonstrate to Landlord's reasonable satisfaction a net worth (as defined in accordance with generally accepted accounting principles consistently applied) to fulfill Tenant's obligations under this Lease. Tenant's financial condition was a material inducement to Landlord in executing this Lease.

                  (2) The assignee must assume and agree to be bound by the provisions of this Lease.

            12.6 Notwithstanding the foregoing, Landlord hereby waives its right to consent to a sublease of the Building Expansion Area; provided, however, that all of the conditions contained in this Section and all other provisions of this Lease are complied with as herein provided.

            12.7 Landlord agrees to not unreasonably withhold or delay its execution and delivery of a Non-Disturbance Agreement in a form that is reasonably satisfactory to Landlord

                                    13 of 27
with any subtenant authorized by Landlord or permitted under the provisions of this Lease as and when required to do so by Tenant.

      13. DAMAGE TO PROPERTY. Except as may be the direct and proximate result of Landlord's gross negligence or willful misconduct, Tenant agrees Landlord is not liable for any injury or damage, either proximate or remote, occurring through or caused by fire, water, steam, or any repairs, alterations, injury, accident, or any other cause to the Premises, to any furniture, fixtures, Tenant improvements, or other personal property of Tenant kept or stored on the Premises; and the keeping or storing of all property of Tenant on the Premises is at the sole risk of Tenant.

      14. INDEMNITY TO LANDLORD. Tenant agrees to indemnify, defend, and hold Landlord and Building Manager harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, to the extent caused by the negligence or breach of this Lease by the Tenant or Tenant's Agents.

      15. SURRENDER AND NOTICE. Upon the expiration or other termination of this Lease, Tenant shall immediately quit and surrender to Landlord the Premises broom clean, in good order and condition, ordinary wear and tear and loss by fire or other casualty excepted, and Tenant shall remove all of its movable furniture and other effects, all telephone cable and related equipment in the Building installed for Tenant, and such Alterations, as Landlord requires. If Tenant fails to timely vacate the Premises as required, Tenant is responsible to Landlord for all resulting costs and damages of Landlord, including any amounts paid to third parties who are delayed in occupying the Premises.

      16.   INSURANCE, CASUALTY, AND RESTORATION OF PREMISES.

            16.1 Tenant shall obtain and keep in force, during the Term, the following policies of insurance:

                  (1) A policy or policies of Commercial General Liability Insurance protecting Tenant and Landlord against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance and repair of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000.00 per occurrence with an "Additional Insured-Managers or Lessor of Premises Endorsement" and contain "Amendment of the Pollution Exclusion Endorsement" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Tenant's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant nor relieve Tenant of any obligation hereunder. All insurance carried by Tenant shall be primary and not contributory with any similar insurance carried by Landlord, whose insurance shall be considered excess insurance only.

                  (2) A policy or policies of property insurance insuring loss or damage to the Building. The amount of such insurance shall be equal to the full replacement cost of the

                                    14 of 27

Premises, as the same shall exist from time to time, or the amount required by any lender of Landlord for the Building, but in no event more than the commercially reasonable and available insurable value thereof. Such policy or policies shall insure against all risks of direct loss or damage, including the perils of flood and/or earthquake, debris removal and the enforcement of any applicable laws and ordinances requiring the upgrading, demolition, reconstruction or replacement of any portion of the Building as the result of the covered loss. Said policy or policies shall also contain an agreed upon valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000.00 per occurrence, and Tenant shall be liable for such deductible amount in the event of an insured loss.

                  (3) A policy or policies insuring the loss of the full Rent payable under this Lease for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of completion of repairs or replacements of the Premises, to provide for one full years' loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Tenant for the next 12 month period. Tenant shall be liable for any deductible amount in the event or such loss.

                  (4) A policy or policies of insurance on all of Tenant's personal property, trade fixtures and equipment located on the Premises. Such insurance shall be full replacement cost coverage with a deductible not to exceed $10,000.00 per occurrence. Tenant shall use the proceeds from any such insurance for the replacement of personal property, trade fixtures and equipment located on the Premises. Tenant shall provide Landlord with written evidence that such insurance is in force.

                  (5) A Policy or policies of insurance for loss of income and extra expense insurance in amounts as will reimburse Tenant for direct and indirect loss of earnings attributable to all perils commonly insured against by prudent tenants in the business of Tenant or attributable to prevention access to the Premises as a result of such perils.

                  (6) All of the foresaid insurance, except for the insurance required by subsection (4) and (5) above, shall insure and name the Landlord (and any designee of Landlord) and the holders of all superior mortgages, if required by such mortgages, as additional insureds as their respective interest may appear. The insurance required by subsection (2) above shall name Landlord or, at Landlord's direction, Landlord's lender, as loss payee.

                  (7) Tenant shall pay all premiums for the foresaid insurance provided, however, that Landlord shall reimburse Tenant, on an annual basis and within thirty (30) days notice thereof by Tenant to Landlord, for Suite B's Pro Rata Share of the premiums paid by Tenant for the property insurance described in subsection (2) above.

                                    15 of 27

            16.2 Insurance required herein shall be by companies duly licensed or admitted to transact business in the State of California, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by Landlord's lender for the Premises. Tenant shall not do anything that invalidates the required insurance policies. Tenant shall, prior to the Commencement Date, deliver to Landlord certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 30 days prior written notice to Landlord. Tenant shall, at least 30 days prior to the expiration of such policies, furnish Landlord with evidence of renewals or "insurance binders" evidencing the renewal thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant to Landlord upon written demand therefore. Such policies shall be for a term at least one year, or the length of the remaining Term, whichever is less.

            16.3 Landlord and Tenant waive all rights of recovery against the other and its respective officers, partners, members, agents, representatives, and employees for loss or damage to its real and personal property kept on the Premises, or for loss of business revenue or extra expense arising out of or related to the use and occupancy of the Premises. This release shall be applicable and in force and effect only with respect to loss or damage occurring during such time as the releaser's policies shall contain a clause or endorsement to the effect that any such release shall not adversely affect or impair said policies or prejudice the rights of the releasor to recover thereunder. Tenant also waives all such rights of recovery against Building Manager. Each party shall, upon obtaining the property damage insurance required by this Lease, notify the insurance carrier that the foregoing waiver is contained in this Lease and use reasonable efforts to obtain an appropriate waiver of subrogation provision in the policies. Tenant hereby waives the provisions of Section 1932(2) and Section 1933(4) of the California Civil Code and the provisions of any similar or successor statutes.

            16.4 If the Building is damaged by fire or other casualty which renders the Building wholly untenantable and the damage is so extensive that an architect selected by the Landlord certifies in writing to Landlord and Tenant within 60 days of said casualty that the Building cannot, with the exercise of reasonable diligence, be made fit for occupancy within 1 year from the happening thereof, then, at the option of the Landlord or Tenant exercised in writing to the other within 30 days of such determination, this Lease shall terminate as of the occurrence of such damage. In the event of termination, Tenant shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest. If Tenant fails to do so, Landlord may reenter and take possession of the Premises and remove Tenant. If, however, the damage is such that the architect certifies that the Premises can be made tenantable within such 1-year period or neither Landlord nor Tenant elects to terminate the Lease despite the extent of damage, then the provisions below apply.

            16.5 If the Building is damaged by fire or other casualty that does not render it wholly untenantable or require a repair period in excess of 1 year, Landlord shall with reasonable promptness repair the Premises to the extent of the Initial Building Condition. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repairs, Tenant shall promptly contribute the shortage in proceeds as and when required by Landlord to complete said repairs. Tenant's failure to contribute the shortage shall constitute a default by Tenant under this Lease and, in addition to all other remedies Landlord may have against Tenant, Landlord shall be excused from its obligation to effect the repairs.

            16.6 If at any time during the last 2 years of the Term there is damage for which the cost to repair exceeds 50% of the replacement value of the Building, either Landlord or Tenant may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to the other party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend the Term, then Tenant may preserve this Lease by, (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or provide such assurances then this Lease shall terminate on the date specified in the termination notice and Tenant's option shall be extinguished.

            16.7 Rent shall abate during any period of repair and restoration to the extent of any recovery by Landlord under its loss of rent insurance related to the Premises in the same proportion that the part of the Premises rendered untenantable bears to the whole.

      17. REAL PROPERTY TAXES. As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds; so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the Term,

                                    16 of 27
including but not limited to, a change in the ownership of the Premises. The term "Real Property Taxes" shall not include inheritance, estate, succession, gift, franchise, corporation, income or profit taxes imposed upon Landlord.

      Landlord shall furnish promptly upon receipt, a copy of any tax bill for Real Property Taxes from an applicable government authority, to the Tenant. Tenant shall pay the entire amount of the tax bill for the Premises at least 10 days prior to any delinquency date. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid. Within 30 days of Landlord's receipt of evidence of Tenant's payment of such taxes, Landlord shall reimburse Tenant for Suite B's Pro Rata Share of Real Property Taxes. If any Real Property Taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's Pro Rata Share of such Real Property Taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment. If Tenant shall fail to pay any required taxes, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor upon demand. Landlord shall reimburse Tenant, on an annual basis, for Suite B's Pro Rata Share of Real Property Taxes paid by Tenant within 10 days of notice thereof by Tenant.

      In the event Tenant incurs a late charge on any payment of Real Property Taxes, Landlord may, at Landlord's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Landlord by Tenant, either: (i) in a lump sum amount equal to the installment due, at least 20 days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay applicable taxes. If the amount collected by Landlord is insufficient to pay such Real Property Taxes when due, Tenant shall pay Landlord, upon demand, such additional sums as are necessary to pay such obligations. All monies paid to Landlord under this Section may be intermingled with other monies of Landlord and shall not bear interest. In the event of a breach by Tenant in the performance of its obligations under this Lease, then any balance of funds paid to Landlord under the provisions of this Section may, at the option of Landlord, be treated as an additional Security Deposit.

      If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

      Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon furnishings, fixtures, equipment and personal property of Tenant. When possible, Tenant shall cause such property to be assessed and billed separately from the real property of Landlord. If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant's property within 10 days after receipt of a written statement.

                                    17 of 27

      18. UTILITIES AND SERVICES. Tenant shall pay for all water, gas, heat, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon, excluding Suite B which shall be the sole responsibility of Landlord. If any such services are not separately metered, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered. In the event that such services are not separately metered, Tenant shall have the right to obtain a survey of its electrical usage at Tenant's sole cost and expense. Tenant may, at its option, install separate electrical meters at its own expense.


      19. CONDEMNATION. If the Premises or substantially all of it or any portion of the Building which renders the Premises untenantable for Tenant's use, is taken by right of eminent domain, or by condemnation (which includes a conveyance in lieu of a taking), this Lease, at the option of either Landlord or Tenant exercised by notice to the other within 30 days after the Taking, shall terminate and any Rent and any other prepaid monetary obligations under this Lease, including, but not limited to payment of Real Estate Taxes shall be apportioned as of the date of the taking. Tenant shall forthwith surrender the Premises and all interest in this Lease, and, if Tenant fails to do so, Landlord may reenter and take possession of the Premises. If less than all the Premises is taken, Landlord shall promptly repair the Premises as nearly as possible to its condition immediately prior to the taking, unless Landlord elects not to rebuild under Section 16.5. Landlord shall receive the entire award or consideration for the taking. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure and any similar or successor law allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Building or Premises.




      20.   DEFAULT BY TENANT
            -----------------



            20.1  Each of the following events is an "Event of Default":



                  (1) Any failure by Tenant to pay Rent on the due date unless such failure is cured within 5 business days after notice to Tenant by Landlord (notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure of any similar or successor law);


                  (2) Tenant vacates or abandons the Premises;

                  (3) This Lease or Tenant's interest is transferred whether voluntarily or by operation of law except as permitted in Section 12;

                  (4) This Lease or any part of the Premises is taken by process of law and is not released within 15 days after a levy;

                  (5) Commencement by Tenant of a proceeding under any provision of federal or state law relating to insolvency, bankruptcy, or reorganization ("Bankruptcy Proceeding");

                  (6) Commencement of a Bankruptcy Proceeding against Tenant, unless dismissed within 60 days after commencement;

                  (7) Tenant shall make an assignment of its property for the benefit of creditors or shall institute any proceedings relating to it or its property under any bankruptcy or insolvency laws of any jurisdiction;

                  (8) Tenant fails to take possession of the Premises on the Commencement Date or the Building Expansion Area upon expiration of the Construction Period;

                  (9) Tenant fails to perform any of its other obligations and non-performance continues for 30 days after notice by Landlord or, if such performance cannot be reasonably had within such 30 day period, Tenant does not in good faith commence performance

                                    18 of 27
within such 30 day period and diligently proceed to completion; provided, however, Tenant's right to cure shall not exceed the period provided by Applicable Law (notice given hereunder shall be in lieu of, and not in addition to, any notice required under Section 1161, et seq., of the California Code of Civil Procedure or any similar or successor law);

                  (10) Any event, which is expressly defined as or deemed an Event of Default under this Lease.

            20.2 Remedies of Landlord. If an Event of Default occurs, Landlord may then or at any time thereafter, either:

                  (1) (a) Without further notice except as required by Applicable Laws, reenter and repossess the Premises or any part and eject Tenant and all other persons, subject only to the nondisturbance provisions herein without any prejudice to any remedies for arrears of Rent or preceding breach of this Lease. Should Landlord reenter or take possession pursuant to legal proceedings or any notice provided for by Applicable Law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part, in Landlord's or Tenant's name but for the account of Tenant, for such periods (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions and upon such other terms (which may include concessions of free rent and alteration and repair of the Premises) as Landlord determines and Landlord may collect the rents therefor, which rights include the rights of Landlord under Section 1951.4 of the California Civil Code. In the event that Landlord elects to avail itself of the remedy provided by this subsection (1), Landlord shall not unreasonably withhold its consent to an assignment or subletting of the Premises subject to the reasonable standards for Landlord's consent as are contained in this Lease. In addition, in the event Tenant has entered into a sublease which is valid under the terms of this Lease, Landlord may also, at its option, cause Tenant to assign to Landlord the interest of Tenant under said sublease, including, but not limited to, Tenant's right to payment of rent as it becomes due. Landlord is not in any way responsible or liable for failure to relet the Premises, or any part thereof, or for any failure to collect any rent due upon such reletting. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant. No such reentry, repossession or notice from Landlord, or any other acts or omissions of Landlord, including maintenance, preservation, efforts to relet the Premises, or appointment of a receiver, shall be construed as an election by Landlord to terminate this Lease unless specific notice of such intention is given Tenant. Landlord reserves the right following any reentry and/or reletting to exercise its right to terminate this Lease by giving Tenant notice, in which event this Lease will terminate as specified in the notice.

                        (b) If Landlord takes possession of the Premises without terminating this Lease, Tenant shall pay Landlord (i) the Rent which would be payable if repossession had not occurred, less (ii) the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's expenses reasonably incurred in connection with such reletting (collectively "Reletting Expenses"). If, in connection with any reletting, the new lease term extends beyond the Term or the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the Reletting Expenses, will be made in determining the net proceeds received from the reletting. In determining such net proceeds, rent concessions will also be apportioned over the term of the

                                    19 of 27
new lease. Tenant shall pay such amounts to Landlord monthly on the days on which the Rent would have been payable if possession had not been retaken, and Landlord is entitled to receive the same from Tenant on each such day; or

                  (2) Give Tenant notice of termination of this Lease on the date specified and, on such date, Tenant's right to possession of the Premises shall cease and the Lease will terminate except as to Tenant's liability as hereafter provided as if the expiration of the term fixed in such notice were the end of the Term. If this Lease terminates pursuant to this Section, Tenant remains liable to Landlord, and Landlord shall have the right to recover from Tenant, an amount equal to (i) the worth at the time of the award of the unpaid Rents which had been earned at the time of termination, (ii) the worth at the time of award of the amount by which the unpaid Rents which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the unpaid Rents for the balance of the Term after the time of the award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom; and (v) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by law. "Worth at the time of award" as used in clauses (i) and
(ii) above, shall be computed at the rate provided in Section 20.6 below. As used in clause (iii) above, "worth at the time of award" shall be computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus 1%.

            20.3 Cumulative Remedies. Suits to recover Rent and damages may be brought by Landlord, from time to time, and nothing herein requires Landlord to await the date the Term would expire had there been no Event of Default or termination, as the case may be. Each right and remedy provided for in this Lease is cumulative and non-exclusive and in addition to every other right or remedy now or hereafter existing at law or equity, including suits for injunctive relief and specific performance. The exercise or beginning of the exercise by Landlord of one or more rights or remedies shall not preclude the simultaneous or later exercise by Landlord of other rights or remedies. All costs incurred by Landlord to collect any Rent and damages or to enforce this Lease are also recoverable from Tenant. If any suit is brought because of an alleged breach of this Lease, the prevailing party is also entitled to recover from the other party all reasonable attorneys' fees and costs incurred in connection therewith.

            20.4 No Waiver. No failure by Landlord to insist upon strict performance of any provision or to exercise any right or remedy upon a breach thereof, and no acceptance of full or partial Rent during the continuance of any breach constitutes a waiver of any such breach or such provision, except by written instrument executed by Landlord. No waiver shall affect or alter this Lease but each provision hereof continues in effect with respect to any other then existing or subsequent breach thereof.

            20.5 Bankruptcy. Nothing contained in this Lease limits Landlord's right to obtain as liquidated damages in any bankruptcy or similar proceeding the maximum amount allowed by law at the time such damages are to be proven, whether such amount is greater, equal to, or less than the amounts recoverable, either as damages or Rent, referred to in any of the

                                    20 of 27
preceding provisions of this Section. Notwithstanding anything in this Section to the contrary, any proceeding described in Section 20.1(5), (6) and (7) is an Event of Default only when such proceeding is brought by or against the then holder of the leasehold estate under this Lease.

            20.6 Late Payment Charge. Any Rent not paid within 5 days after the due date shall thereafter bear interest at 5 percentage points above the Prime Rate or the highest rate permitted by law, whichever is lower, until paid. Further, if such Rent is not paid within 5 days after notice, Tenant agrees Landlord will incur additional administrative expenses, the amount of which will be difficult to determine; Tenant therefore shall also pay Landlord a late charge for each late payment of 5% of such payment. Any amounts paid by Landlord to cure a default of Tenant which Landlord has the right but not the obligation to do, shall, if not repaid by Tenant within 5 days of demand by Landlord, thereafter bear interest at 5 percentage points above the Prime Rate until paid. "Prime Rate" means that rate announced by Wells Fargo Bank, N.A. as its prime rate on the date closest to the date interest commences.

            20.7 Waiver of Jury Trial. Tenant and Landlord waive any right to a trial by jury in suits arising out of or concerning the provisions of this Lease.

      21. DEFAULT BY LANDLORD. The failure of Landlord to perform any obligation of Landlord as set forth in this Lease shall be an event of default by Landlord. In the event of any alleged default on the part of Landlord, Tenant shall give notice to Landlord and afford Landlord a reasonable opportunity to cure such default. Such notice shall be ineffective unless a copy is simultaneously also delivered in the manner required in this Lease to any holder of a mortgage and/or deed of trust affecting all or any portion of the Premises (collectively, "Mortgagee"), provided that prior to such notice Tenant has been notified (by way of notice of Assignment of Rents and Leases, or otherwise), of the address of a Mortgagee. If Landlord fails to cure such default within the time provided, then Mortgagee shall have an additional 30 days following a second notice from Tenant or, if such default cannot be cured within that time, such additional time as may be necessary provided within such 30 days, Mortgagee commences and diligently pursues a cure (including commencement of foreclosure proceedings if necessary to effect such cure). Tenant's sole remedy will be equitable relief or actual damages but in no event is Landlord or any Mortgagee responsible for consequential damages or lost profit incurred by Tenant as a result of any default by Landlord. If a Mortgagee, or transferee under such Mortgage (hereafter defined), succeeds to Landlord's interest as a result of foreclosure or otherwise, Tenant shall thereafter have the same remedies against such Mortgagee or transferee for breach of the Lease that Tenant might have had against Landlord if such Mortgagee or transferee had not succeeded to the interest of Landlord; provided, however, in no event shall such party be: (i) liable to Tenant for any damages arising against Landlord; (ii) bound by any amendment (including an agreement for early termination) without its consent made at any time after notice to Tenant that such Mortgage requires such consent; and (iii) bound by payment of Rent in advance for more than 30 days. Tenant agrees to pay Rent (and will receive credit under this Lease) as directed in any Mortgagee's notice of Landlord's default under the Mortgage reciting that Mortgagee is entitled to collect Rent.

                                    21 of 27

      22.   SUBORDINATION AND ATTORNMENT.

            22.1 This Lease at Landlord's option will be subordinate to any mortgage, deed of trust and related documents now or hereafter placed upon the Premises (including all advances made thereunder), and to all amendments, renewals, replacements, or restatements thereof (collectively, "Mortgage"). Tenant agrees that no documentation other than this Lease is required to evidence such subordination.

            22.2 If any Mortgagee elects to have this Lease superior to the lien of its Mortgage and gives notice to Tenant, this Lease will be deemed prior to such Mortgage whether this Lease is dated prior or subsequent to the date of such Mortgage or the date of recording thereof.

            22.3 In confirmation of subordination or superior position, as the case may be, Tenant will execute such documents as may be required by Mortgagee and if it fails to do so within 10 days after demand, Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead, to do so.

            22.4 Tenant hereby attorns to all successor owners of the Premises, whether such ownership is acquired by sale, foreclosure of a Mortgage, or otherwise and agrees to execute upon demand by Landlord documents evidencing such attornment.

      23. REMOVAL OF TENANTS PROPERTY. All movable personal property of Tenant not removed from the Premises upon vacation, abandonment, or termination of this Lease shall be conclusively deemed abandoned and may be sold, or otherwise disposed of by Landlord without notice to Tenant and without obligation to account; Tenant shall pay Landlord's expenses in connection with such disposition.

      24. HOLDING OVER; TENANCY MONTH-TO-MONTH. If, after the expiration or termination of this Lease and any renewal or extension thereof, Tenant remains in possession of the Premises without a written agreement as to such holding over and continues to pay rent and Landlord accepts such rent, such possession is a tenancy from month-to-month, subject to all provisions hereof but at a monthly rent equivalent to 125% of the monthly Rent paid by Tenant immediately prior to such expiration or termination. Rent shall continue to be payable in advance on the first day of each calendar month. Such tenancy may be terminated by either party upon 10 days' notice prior to the end of any monthly period. Nothing contained herein obligates Landlord to accept rent tendered after the expiration of the Term or relieves Tenant of its liability under Section 14.

      25. PAYMENTS AFTER TERMINATION. No payments by Tenant after expiration or termination of this Lease or after any notice (other than a demand for payment of money) by Landlord to Tenant reinstates, continues, extends the Term, or affects any notice given to Tenant prior to such payments. After notice, commencement of a suit, or final judgment granting Landlord possession of the Premises, Landlord may collect any amounts due or otherwise exercise Landlord's remedies without waiving any notice or affecting any suit or judgment.

                                    22 of 27

      26.   STATEMENT OF PERFORMANCE; ADDITIONAL DOCUMENTS OR INSTRUMENTS.

            26.1 Statement of Performance. Not more than one (1) time per month, Tenant agrees at any time upon not less than 10 days' notice to execute and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified stating the modifications); that there have been no defaults by Landlord or Tenant and no event which with the giving of notice or passage of time, or both, would constitute such a default (or, if there have been defaults, setting forth the nature thereof); the date to which Rent has been paid in advance and such other information as Landlord requests. Such statement may be relied upon by a prospective purchaser of Landlord's interest or Mortgagee. Tenant's failure to timely deliver such statement is conclusive upon Tenant that: (i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) there are no uncured defaults in Landlord's performance; and (iii) not more than 1 month's Rent has been paid in advance. Upon request, Tenant will furnish Landlord an appropriate resolution confirming that the party signing the statement is authorized to do so.

            26.2 Additional Requested Documents or Instrument. Tenant further agrees at any time upon not less than 10 days' notice to execute and deliver to Landlord whatever other documents or instruments may be reasonably required for sale or financing purposes, including (if requested by Landlord) a current financial statement and financial statements for the two (2) years preceding the current financial statement year. Those statements shall be prepared in accordance with generally accepted accounting principles and .;hall be audited by an independent certified public accountant. Notwithstanding the forgoing, Tenant may require the execution of a non-disclosure agreement by any party prior to the disclosure of any confidential or proprietary information and shall have no obligation under this section until such time as the non-disclosure agreement is executed.

      27.   MISCELLANEOUS.

            27.1 Transfer by Landlord. The term "Landlord" means so far as obligations of Landlord are concerned, only the owner of the Premises at the time in question and, if any transfer of the title occurs, Landlord herein named (and in the case of any subsequent transfers, the then grantor) is automatically released from and after the date of such transfer of all liability as respects performance of any obligations of Landlord thereafter to be performed; provided, however, that such transfer shall not release the Landlord from any obligation or liability which arose prior to such transfer. Any funds in Landlord's possession at the time of transfer in which Tenant has an interest will be turned over to the grantee and any amount then due Tenant under this Lease will be paid to Tenant.

            27.2 No Merger. The termination or mutual cancellation of this Lease will not work a merger, and such termination or cancellation will at the option of Landlord either terminate all subleases or operate as an automatic assignment to Landlord of such subleases.

            27.3 Independent Covenants. This Lease is to be construed as though the covenants between Landlord and Tenant are independent and not dependent and Tenant is not

                                    23 of 27
entitled to any setoff of the Rent against Landlord if Landlord fails to perform its obligations; provided, however, the foregoing does not impair Tenant's right to commence a separate suit against Landlord for any default by Landlord so long as Tenant complies with Section 21.

            27.4 Validity of Provisions. If any provision is invalid under present or future laws, then it is agreed that the remainder of this Lease is not affected and that in lieu of each provision that is invalid, there will be added as part of this Lease a provision as similar to such invalid provision as may be possible and is valid and enforceable.

            27.5 Captions. The caption of each Section is added for convenience only and has no effect in the construction of any provision of this Lease.

            27.6 Construction. The parties waive any rule of construction that ambiguities are to be resolved against the drafting party. Any words following the words "include," "including," "such as," "for example," or similar words or phrases shall be illustrative only and are not intended to be exclusive, whether or not language of non-limitation is used.

            27.7 Applicability. Except as otherwise provided, the provisions of this Lease are applicable to and binding upon Landlord's and Tenant's respective heirs, successors and assigns. Such provisions are also considered to be covenants running with the land to the fullest extent permitted by law. Whenever a provision in this Lease is stated to apply to the Term of this Lease, or words of similar import, the same shall be deemed to mean and include any extensions of or renewal options thereof as well, unless specific reference is made to such provision as having applicability only to all or any portions of the initial Term and or any extension or renewal term.

            27.8 Authority. Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant and agree, upon request, to deliver Landlord a resolution, similar document, or opinion of counsel to that effect. Landlord and the party executing this Lease on behalf of Landlord represents to Tenant that such party is authorized to do so.

            27.9 Severability. If there is more than one party, which is the Tenant, the obligations imposed upon Tenant are joint and several.

            27.10 Acceptance of Keys, Rent or Surrender. No act of Landlord or its representatives during the Term, including any agreement to accept a surrender of the Premises or amend this Lease, is binding on Landlord unless such act is by a partner, member or officer of Landlord, as the case may be, or other party designated in writing by Landlord as authorized to act. The delivery of keys to Landlord or its representatives will not operate as a termination of this Lease or a surrender of the Premises. No payment by Tenant of a lesser amount than the entire Rent owing is other than on account of such Rent nor is any endorsement or statement on any check or letter accompanying payment an accord and satisfaction. Landlord may accept payment without prejudice to Landlord's right to recover the balance or pursue any other remedy available to Landlord.

                                    24 of 27

            27.11 Diminution of View. Tenant agrees that no diminution of light, air, or view from the Building entitles Tenant to any reduction of Rent under this Lease, results in any liability of Landlord, or in any way affects Tenant's obligations.

            27.12 Limitation of Liability. Notwithstanding anything to the contrary contained in this Lease, Landlord's liability is limited to Landlord's interest in the Premises and Landlord shall never be personally liable for recovery of any judgment.

            27.13 Non-Reliance. Tenant confirms it has not relied on any statements, representations, or warranties by Landlord or its representatives except as set forth herein.

            27.14 Written Modification. No amendment or modification of this Lease is valid or binding unless in writing and executed by the parties.

            27.15 Lender's Requirements. Tenant will make such modifications to this Lease as may hereafter be required to conform to any lender's requirements, so long as such modifications do not increase Tenant's obligations or materially alter its rights.

            27.16 Effectiveness. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease and it is not effective unless and until execution and delivery by both Landlord and Tenant.

            27.17 Survival. This Lease, notwithstanding expiration or termination, continues in effect as to any provisions requiring observance or performance subsequent to termination or expiration.

            27.18 Time of Essence. Time is of the essence herein.

            27.19 Rules and Regulations. If rules and regulations are attached hereto, they are a part of this Lease and Tenant agrees that Tenant and Tenant's Agents shall at all times abide by such rules and regulations.

            27.20 Recording. Tenant will not record this Lease. Recording of the Lease by or on behalf of Tenant is an Event of Default.

            27.21 Force Majeure. Except as specifically set forth in this Lease, in the event that any of the parties to this Lease are prevented from proceeding with any of their obligations under this Lease (other than the payment of money) by reason of events that are beyond that party's control, such as strikes, lockouts, earthquake, war, insurrection, riots, floods, acts of God, acts of the public enemy, epidemics, quarantine restrictions, freight embargoes, or inclement weather (an "Event Force Majeure"), then that party shall be entitled to an additional grace period or extension of time in which event to perform the obligation whose performance is precluded by such event, equal to the period of delay caused by such event beyond that party's control, provided the party seeking such extension shall have provided notice of the event to the other party within ten (10) days of the event's occurrence.

                                    25 of 27

      28. AUTHORITIES FOR ACTION AND NOTICE.

            28.1 Unless otherwise provided, Landlord may act through Landlord's Building Manager or other designated representatives from time to time.

            28.2 All notices or other communications required or desired to be given to Landlord must be in writing and shall be deemed received when delivered personally to any officer, partner, or member of Landlord (depending upon the nature of Landlord) or the manager of the Building (the "Building Manager") whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as set forth in Section 1.9. All notices or communications required or desired to be given to Tenant shall be in writing and deemed duly served when delivered personally to any officer, employee, partner, or member of Tenant (depending upon the nature of Tenant), individually if a sole proprietorship, or manager of Tenant whose office is in the Building, or when deposited in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed to the appropriate address set forth in Section 1.10. Either party may designate in writing served as above provided a different address to which notice is to be mailed. The foregoing does not prohibit notice from being given as provided in the rules of civil procedure, as amended from time to time, for the state in which the Premises are located.

      29. PARKING. Tenant shall be entitled to the exclusive use of 275 vehicle parking spaces within the parking areas located on the Premises. Landlord retains the right to all other vehicle parking spaces located on the Premises. All vehicles parked in the parking area and the personal property therein shall be at the sole risk of Tenant, Tenant's Agents and the users of such spaces and Landlord shall have no liability for loss or damage thereto for whatever cause. Landlord and any other occupant of Suite B shall have the right to ingress, egress and vehicle parking within the parking, driveway and sidewalk areas located on the Premises.

      30. BROKERAGE. Tenant represents it has not employed any broker with respect to this Lease and has no knowledge of any broker's involvement in this transaction except those listed in Sections 1.14 and 1.15 (collectively, the "Brokers"). Tenant shall indemnify Landlord against any expense incurred by Landlord as a result of any claim for commissions or fees by any other broker, finder, or agent, whether or not meritorious, employed by Tenant or claiming by, through, or under Tenant, other than the Brokers. Tenant acknowledges Landlord is not liable for any representations by the Brokers regarding the Premises, Building or this Lease.

      31. COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any one or more counterpart signature pages may be removed from one counterpart of the Lease and annexed to another counterpart of the Lease to form a completely executed original instrument without impairing the legal effect of the signature thereon.

      32. ADDENDUM/EXHIBITS. Any Addenda and/or Exhibits referred to herein and attached hereto are incorporated herein by reference.

                                    26 of 27

      IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written and it is effective upon delivery of a fully executed copy to Tenant.

TENANT                                      LANDLORD

DIRECTED ELECTRONICS, INC.,                 GREENE PROPERTIES, INC.,
a California corporation                    a California corporation


By: /s/ James E. Minarik                    By: /s/ Darrell E. Issa
   ___________________________________         _________________________________
   Print Name: James E. Minarik                Print Name:   Darrell E. Issa
              ________________________
   Print Title: President and CEO              Print Title:  President
               _______________________


By:___________________________________
   Print Name:________________________
   Print Title:_______________________

                                    27 OF 27

                ADDENDUM TO INDUSTRIAL/COMMERCIAL LEASE AGREEMENT
                               MULTI TENANT - NET

      This Addendum to Industrial Lease Agreement Single Tenant - Net ("Addendum") is made to the Lease dated as of August 20, 2003 ("Lease"), by and between GREENE PROPERTIES, INC., California corporation ("Landlord") and DIRECTED ELECTRONICS, INC., a California corporation ("Tenant").

      Landlord and Tenant hereby agree that notwithstanding anything contained in the Lease to the contrary, the provisions set forth below shall be deemed to be a part of the Lease and shall supersede to the extent appropriate, any contrary provision in the Lease. All references in the Lease and in this Addendum to Lease shall be construed to mean the Lease as a amended and supplemented by this Addendum. All capitalized terms used in this Addendum unless specifically defined in this Addendum shall have the same meaning as the terms used in the Lease.

                                    AGREEMENT

      1. The following shall be deemed added to the Lease as Section 33 thereof:

            33. Option To Extend Term. Landlord grants to Tenant 1 option to extend ("Extension Option") the initial Term of the Lease for 1 period of 5 years ("Option Term"), subject to the conditions described herein below. Tenant shall have no other right to extend the Term beyond the Option Term.

                  33.1. Conditions of Option. The Extension Option is subject to the following conditions: (a) the Extension Option may be exercised only by written notice delivered by Tenant to Landlord as provided in Section
      33.3 below and (b) only if, as of the date of delivery of the notice, Tenant is not in default under the Lease. If Tenant properly exercises the Extension Option and is not in default under this Lease at the end of the initial Term, then the Term, as it applies to the entire Premises then leased by Tenant, shall be extended for the Option Term. The Base Rent payable by Tenant during the Option Term shall be as set forth in Section
      1.6 of the Lease.

                  33.2 Exercise of Option. At anytime after December 31, 2010, Tenant shall have the right to exercise the Extension Option by giving Landlord not less than 6 months advance written notice of exercise ("Exercise Notice"). If Tenant timely exercises the Extension Option, the Option Term and the Base Rent applicable during the Option Term as set forth in Section 1.5, shall commence on the first day of the next succeeding calendar year. If Tenant fails to timely deliver the Exercise Notice, Tenant shall be considered to have elected not to exercise the Extension Option and the Term of the Lease shall expire on the Expiration Date. Time is expressly made of the essence with regard to Tenant's delivery of the Exercise Notice.

                  33.3 Amendment to Lease. If Tenant timely exercises its Extension Option, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the terms and conditions set forth in this Section 33.

      2.Effectiveness of Lease. Except as and to the extent modified by this Addendum, all provisions of the Lease shall remain in full force and effect.

TENANT                                      LANDLORD

DIRECTED ELECTRONICS, INC.,                 GREENE PROPERTIES, INC.,
a California corporation                    a California corporation


By: /s/ James E. Minarik                   By: /s/ Darrell E. Issa
    __________________________________         _____________________________
    Print Name:  James E. Minarik              Print Name:   Darrell E. Issa
    Print Title: President and CEO             Print Title:  President


By:___________________________________
   Print Name:________________________
   Print Title:_______________________

                                       2